                                                                   EXHIBIT 10.21

   SATISFACTION: The debt evidenced by
this Note has been satisfied in full this _____ day of ______________, 19__
Signed: _____________________________



                                 PROMISSORY NOTE


                                                               Winston-Salem, NC

$33,620.14                                         10-13-97

   FOR VALUE RECEIVED the undersigned, jointly and severally, promise to pay to KRISPY KREME DOUGHNUT CORPORATION or order, the principal sum of THIRTY THREE THOUSAND, SIX HUNDRED TWENTY AND 14/100 DOLLARS with interest from OCTOBER 13, 1997, at a rate per annum equal to the prime rate of Branch Banking & Trust as it may fluctuate from time to time plus one percent (1%) (to change on a daily basis but adjusted as set forth below) on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of KRISPY KREME DOUGHNUTS COMPANY, P O BOX 83, WINSTON-SALEM, NORTH CAROLINA 27102-0083 (ATTENTION: RANDY S. CASSTEVENS) or at such place as the legal holder hereof may designate in writing and, at Payee's election, via electronic funds transfer pursuant to the Authorization Agreement to initiate Debits / Credits of even date herewith. It is understood and agreed that additional amounts may be advanced by the holder hereof as provided in the instruments, if any, securing this Note and such advances will be added to the principal of this Note and will accrue interest at the above specified rate of interest from the date of advance until paid. The principal and interest shall be due and payable in ELEVEN equal consecutive monthly payments of principal and interest in the amount of $2,947.93 each to be paid on the 13TH day of each month during the term hereof, the first such payment being due and payable on OCTOBER 13, 1997 with a final payment of all unpaid principal and all accrued and unpaid interest herein due on SEPTEMBER 13, 1996. On each anniversary date of this Note, the payee shall adjust and change the monthly payment due for the next twelve months for any change in interest rate due to a change in said prime rate from either the date of this Note or the date of the more recent adjustment and change of monthly payment. In addition, there shall be an addition to or subtraction from the unpaid principal balance (and corresponding adjustment in the monthly payment) for any additional interest that would have been paid had the interest rate and monthly payment been adjusted on the actual date(s) of such change in the prime rate or for any overpayment of interest that has been made (but would not have been made) had the interest rate and monthly payment been changed on the actual date(s) of such change in prime rate. Such adjustments may be made more frequently than annually in the Payee's discretion.

   If not sooner paid, the entire remaining indebtedness (including, but not limited to, all unpaid principal and all accrued and unpaid interest and all other sums due hereunder) shall be due and payable on SEPTEMBER 13, 1996.

   If payable in installments, each such installment shall, unless otherwise provided, be applied first to payment of interest then accrued and due on the unpaid principal balance, with the remainder applied to the unpaid principal.

   Unless otherwise provided, this Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due in reverse order of their maturity.

   In the event of (a) default in payment of any installment of principal or interest hereof or under any other note from Maker to Payee as the same becomes due and such default is not cured within ten (10) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to maker, then in either such event the holder may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon and the prepayment premium, if any, at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note and the Deed of Trust, if any, shall bear interest at the rate provided for above after default until paid.

   All parties to this Note, including maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agreed to continue to remain bound for the payment of principal, interest and all other sums due under this Note and the Deed of Trust notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

   Upon default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys fees not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against the property described in any Deed of Trust or any other instrument securing this Note or any other funds, property or security held by the holder for payment or security, in the sole discretion of the holder. The failure to exercise any such rights or remedy shall not be a waiver or release or such rights or remedies or the right to exercise any of them at another time.

   This Note is to be governed and construed in accordance with the laws of the State of North Carolina.

   This Note is given for money owed. To further secure this Note, Maker(s) grants Payee a first priority security interest under the UCC in all machinery, equipment, furniture and fixtures owned by Maker(s) and/or in which Maker(s) has any interest now or hereafter located at 4242 SOUTH NOLAND ROAD, INDEPENDENCE, MO 64055 and agrees to execute such further instruments, security agreements and financing statements as Payee may from time to time request to evidence and/or perfect such security interest. In the event such security interest ever constitutes a lower than first priority security interest, Payee may declare this Note in default and no cure period for such default shall exist.

   Any default hereunder shall constitute a default under that certain Associates License Agreement dated 5-29-96 by and between Midwest Doughnuts, L.L.C. and Krispy Kreme Doughnut Corporation (the "Franchise Agreement") and any default under the Franchise Agreement shall constitute a default under this Note.



MIDWEST DOUGHNUTS, L.L.C.
-------------------------


BY:  /s/  Philip R. S. Waugh, Jr.
---------------------------------
MEMBER

(Corporate Seal)